                                                                    Exhibit 4.4

===============================================================================





                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of May 10, 2000

                                  By and Among

                          PF.NET COMMUNICATIONS, INC.,

                                    as Issuer

                                       and

                                 UBS WARBURG LLC

                                       and

                     CREDIT SUISSE FIRST BOSTON CORPORATION,

                              as Initial Purchasers

                          13.75% Senior Notes due 2010





===============================================================================

                                TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
1     Definitions.............................................................. 1

2     Exchange Offer........................................................... 4

3     Shelf Registration....................................................... 7

4     Additional Interest...................................................... 8

5     Registration Procedures.................................................. 9

6     Registration Expenses....................................................16

7     Indemnification..........................................................17

8     Rules 144 and 144A.......................................................21

9     Underwritten Registrations...............................................21

10    Miscellaneous............................................................21

      (a)   No Inconsistent Agreements.........................................21
      (b)   Adjustments Affecting Registrable Notes............................21
      (c)   Amendments and Waivers.............................................22
      (d)   Notices............................................................22
      (e)   Successors and Assigns.............................................23
      (f)   Counterparts.......................................................24
      (g)   Headings...........................................................24
      (h)   Governing Law......................................................24
      (i)   Severability.......................................................24
      (j)   Securities Held by the Company or Its Affiliates...................24
      (k)   Third-Party Beneficiaries..........................................24
      (l)   Attorneys'Fees.....................................................24
      (m)   Entire Agreement...................................................24

SIGNATURES....................................................................S-1


                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "AGREEMENT") is dated as of May 10, 2000, by and among PF.Net Communications, Inc., a Delaware corporation (the "COMPANY"), and UBS WARBURG LLC and CREDIT SUISSE FIRST BOSTON CORPORATION (the "INITIAL PURCHASERS").

         This Agreement is entered into in connection with the Purchase Agreement, dated as of May 5, 2000, by and among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT"), relating to 225,000 Units (the "UNITS") consisting of $225,000,000 aggregate principal amount of the Company's 13.75% Senior Notes due 2010 (the "NOTES") and warrants to purchase an aggregate of 8,296,296 shares of the common stock, par value $0.01 per share, of the Company. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Units under the Purchase Agreement.

         The parties hereby agree as follows:

1. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "ACTION" shall have the meaning set forth in Section 7(c) hereof.

         "ADDITIONAL INTEREST" shall have the meaning set forth in Section 4 hereof.

         "ADVICE" shall have the meaning set forth in the final paragraph of
Section 5 hereof.

         "AGREEMENT" shall have the meaning set forth in the first introductory paragraph hereto.

         "APPLICABLE PERIOD" shall have the meaning set forth in Section 2(b) hereof.

         "BOARD OF DIRECTORS" shall have the meaning set forth in Section 5 hereof.

         "BUSINESS DAY" shall mean a day that is not a Legal Holiday.

         "COMPANY" shall have the meaning set forth in the introductory paragraph hereto and shall also include the Company's permitted successors and assigns.

         "COMMISSION" shall mean the Securities and Exchange Commission.

         "DAY" shall mean a calendar day.

         "DELAY PERIOD" shall have the meaning set forth in Section 5 hereof.

         "EFFECTIVENESS PERIOD" shall have the meaning set forth in the second paragraph of Section 3(a) -------------------- hereof.

         "EVENT DATE" shall have the meaning set forth in Section 4(b) hereof.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "EXCHANGE NOTES" shall have the meaning set forth in Section 2(a) hereof.

         "EXCHANGE OFFER" shall have the meaning set forth in Section 2(a) hereof.

         "EXCHANGE OFFER REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a) hereof.

         "HOLDER" shall mean any holder of a Registrable Note or Registrable Notes and any Initial Purchaser holding any Notes, Exchange Notes or Private Exchange Notes during the Market-Making Period.

         "INDEMNIFIED PERSON" shall have the meaning set forth in Section 7(c) hereof.

         "INDEMNIFYING PERSON" shall have the meaning set forth in Section 7(c) hereof.

         "INDENTURE" shall mean the Indenture, dated as of May 10, 2000, by and between the Company and United States Trust Company of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

         "INITIAL PURCHASERS" shall have the meaning set forth in the first introductory paragraph hereof.

         "INSPECTORS" shall have the meaning set forth in Section 5(m) hereof.

         "ISSUE DATE" shall mean May 10, 2000, the date of original issuance of the Notes.

         "LEGAL HOLIDAY" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

         "LOSS" and "LOSSES" shall have the respective meanings set forth in
Section 7(a) hereof.

         "MARKET-MAKING PERIOD" shall have the meaning set forth in Section 3(a) hereof.

         "NASD" shall have the meaning set forth in Section 5(r) hereof.

         "NOTES" shall have the meaning set forth in the second introductory paragraph hereto.

         "PARTICIPANT" shall have the meaning set forth in Section 7(a) hereof.

         "PARTICIPATING BROKER-DEALER" shall have the meaning set forth in
Section 2(b) hereof.

         "PERSON" shall mean an individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.

         "PRIVATE EXCHANGE" shall have the meaning set forth in Section 2(b) hereof.

         "PRIVATE EXCHANGE NOTES" shall have the meaning set forth in Section 2(b) hereof.

         "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "PURCHASE AGREEMENT" shall have the meaning set forth in the second introductory paragraph hereof.

         "RECORDS" shall have the meaning set forth in Section 5(m) hereof.

         "REGISTRABLE NOTES" shall mean each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, in each case until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the Commission and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without restriction under state and federal securities laws, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Not or Private Exchange Note has been sold in compliance with Rule 144 or is salable pursuant to Rule 144(k); PROVIDED, HOWEVER, that each Note, Exchange Note and Private Exchange Note shall be considered a Registrable Note from the time that any Initial Purchaser shall gives notice to the Company pursuant to Section 2(c)(i) hereof until the end of the Market Making Period.

         "REGISTRATION DEFAULT" shall have the meaning set forth in Section 4(a) hereof.

         "REGISTRATION STATEMENT" shall mean any appropriate registration statement of the Company covering any of the Registrable Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

         "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         "RULE 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

         "RULE 415" shall mean Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

         "SEC" shall mean the Securities and Exchange Commission and any successor agency.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SHELF FILING EVENT" shall have the meaning set forth in Section 2(c) hereof.

         "SHELF REGISTRATION" shall have the meaning set forth in Section 4(a) hereof.

         "TIA" shall mean the Trust Indenture Act of 1939, as amended.

         "TRUSTEE" shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes and Private Exchange Notes.

         "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         "UNITS" shall have the meaning set forth in the second introductory paragraph hereof.

2. EXCHANGE OFFER

         (a) The Company shall (i) file a Registration Statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") within 60 days after the Issue Date with the Commission on an appropriate registration form with respect to a registered offer (the "EXCHANGE OFFER") to exchange any and all of the Registrable Notes for a like aggregate principal amount of notes (the "EXCHANGE NOTES") that are identical in all material respects to the Notes (except that the Exchange Notes shall not contain terms with respect to transfer restrictions or Additional Interest upon a Registration Default), (ii) use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 210 days after the Issue Date and (iii) use commercially reasonable efforts to consummate the Exchange Offer within 240 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective by the Commission, the Company will offer the Exchange Notes in exchange for surrender of the Notes. The Company shall keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders.

         Each Holder that participates in the Exchange Offer will be required to represent to the Company in writing that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an "affiliate" of the Company, as defined in Rule 405 under the Securities Act or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus in connection with any resale of such Exchange Notes.

         (b) The Company and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a "PARTICIPATING BROKER-DEALER") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).

         The Company and the Initial Purchasers also acknowledge that it is the SEC staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

         In light of the foregoing, if requested by a Participating Broker-Dealer (a "REQUESTING PARTICIPATING BROKER-DEALER"), the Company agrees to use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective for a period of up to 180 days after the date on which the Exchange Registration Statement is declared effective, or such longer period if extended pursuant to the last paragraph of Section 5 hereof (such period, the "APPLICABLE PERIOD"), or such earlier date as all Requesting Participating Broker-Dealers shall have notified the Company in writing that such Requesting Participating Broker-Dealers have resold all Exchange Notes acquired in the Exchange Offer. The Company shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph.

         If, prior to consummation of the Exchange Offer, any Holder holds any Notes acquired by it that have, or that are reasonably likely to be determined to have, the status of an unsold allotment in an initial distribution, or if any Holder is not entitled to participate in the Exchange Offer, the Company upon the request of any such Holder shall simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to any such Holder, in exchange (the "PRIVATE EXCHANGE") for such Notes held by any such Holder, a like principal amount of notes (the "PRIVATE EXCHANGE NOTES") of the Company that are identical in all material respects to the Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes.

         In connection with the Exchange Offer, the Company shall:

                  (1) mail to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (3) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

                  (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

         As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Company shall:

                  (1) accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange;

                  (2) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

                  (3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

         The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Company to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Company and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange.

         The Exchange Notes and the Private Exchange Notes shall be issued under
(i) the Indenture or (ii) an indenture identical in all material respects to the Indenture (in either case, with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

         (c) In the event that (i) any Initial Purchaser notifies the Company in writing that such Initial Purchaser intends to deliver a prospectus in connection with any market-making resales of the Notes, (ii) any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, (iii) for any reason the Exchange Offer is not consummated within 240 days of the Issue Date, (iv) any Holder (other than the Initial Purchasers) is not eligible to participate in the Exchange Offer or does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws or
(v) the Initial Purchasers so request with respect to Notes that have, or that are reasonably likely to be determined to have, the status of unsold allotments in an initial distribution (each such event referred to in clauses (i) through (v) of this sentence, a "SHELF FILING EVENT"), then the Company shall file a Shelf Registration pursuant to Section 3 hereof.

3. SHELF REGISTRATION

         If at any time a Shelf Filing Event shall occur, then:

         (a) SHELF REGISTRATION. The Company shall file with the Commission a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering (a) all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable and (b) all Registrable Notes held from time to time by any Initial Purchaser, if such Initial Purchaser has given notice to the Company pursuant to Section 2(c)(iii) (the "SHELF REGISTRATION"). The Company shall use commercially reasonable efforts to file with the Commission the Shelf Registration as promptly as practicable. The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders in the manner or manners designated by them (other than an underwritten offering). The Company shall not permit any securities other than the Registrable Notes to be included in the Shelf Registration.

         The Company shall use commercially reasonable efforts (x) to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the 240th day after the Issue Date and (y) to keep the Shelf Registration continuously effective under the Securities Act for the period ending on the date which is two years from the Issue Date, subject to extension pursuant to the last paragraph of Section 6 hereof (the "EFFECTIVENESS PERIOD"), or such shorter period ending when all Registrable Notes covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration; PROVIDED, HOWEVER, that (i) the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein, (ii) the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders solely as a result of the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit holders to use the related Prospectus and (iii) upon notice from any Initial Purchaser pursuant to Section 2(c)(i) hereof, the Effectiveness Period shall be extended for the purpose of covering resales of Registrable Notes by any Initial Purchaser until such time as each Initial Purchaser shall have notified the Company that neither such Initial Purchaser nor any of its affiliates is required by applicable law or SEC policy to deliver a prospectus in connection with any resale of Notes, Exchange Notes or Private Exchange Notes (such extended period, the "MARKET-MAKING PERIOD").

         (b) SUPPLEMENTS AND AMENDMENTS. The Company agrees to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement.

4. ADDITIONAL INTEREST

         (a) The Company agrees to pay additional interest on the Registrable Notes ("ADDITIONAL INTEREST"), in the event that:

                  (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day following the Issue Date,

                  (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 210th day following the Issue Date,

                  (iii) the Exchange Offer is not consummated and the Shelf Registration Statement is not declared effective, in each case, on or prior to the 240th day following the Issue Date, or

                  (iv) the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable, except if the Shelf Registration ceases to be effective or usable as specifically permitted in Section 3(a) or the penultimate paragraph of Section 5 hereof

(each such event referred to in clauses (i), through (iv), a "REGISTRATION DEFAULT"), additional cash interest ("ADDITIONAL INTEREST") will accrue on the Registrable Notes that are affected thereby. The rate of Additional Interest will be 0.50% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.50% per annum on the 90th day following such Registration Default, up to a maximum amount of additional interest of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (x) the date on which all Registration Defaults have been cured or (y) the date on which all the Notes and Exchange Notes otherwise become freely transferable by Holders other than affiliates of the Company (including any Initial Purchaser) without further registration under the Securities Act. Notwithstanding the foregoing, (A) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending and (B) a Holder of Registrable Notes who is not entitled to the benefits of the Shelf Registration Statement (for example, a Holder that has not elected to provide required information) shall not be entitled to Additional Interest with respect to a Registration Default that pertains to the Shelf Registration Statement. In addition, no Additional Interest shall accrue solely as a result of the Company's failure to keep the Shelf Registration Statement effective during the Effectiveness Period pursuant to clause (iii) of the proviso to the second paragraph of Section 3(a).

         (b) The Company shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Any amounts of Additional Interest due pursuant to this Section 4 will be payable in addition to any other interest payable from time to time with respect to the Registrable Notes in cash semi-annually on the Interest Payment Dates specified in the Indenture (to the holders of record as specified in the Indenture), commencing with the first such interest payment date occurring after any such Additional Interest commences to accrue notwithstanding that cash interest may not otherwise be payable on such Registrable Notes on each such date. The amount of Additional Interest will be determined in a manner consistent with the calculation of interest under the Indenture.

5. REGISTRATION PROCEDURES

         In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof (other than an underwritten offering), and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                  (a) Prepare and file with the Commission, the Registration Statement or Registration Statements prescribed by Sections 2 or 3 hereof, and use commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that, if (1) such filing is pursuant to Section 3 hereof or

         (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, promptly after filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Notes covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, and their respective counsel a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) filed. The Company shall not amend or supplement any Registration Statement or Prospectus if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, any Initial Purchaser or any such Participating Broker-Dealer, as the case may be, or any of their respective counsel shall reasonably object.

                  (b) Prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus, in each case, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus, as so amended.

                  (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, notify the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and their respective counsel, as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may upon request obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits),
         (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registration Statement or any of the Registrable Notes or Exchange Notes for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event, the existence of any condition or any information becoming known to the Company that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or Exchange Notes, as the case may be, for sale in any jurisdiction, and, if any such order is issued, to use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest practicable moment.

                  (e) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, any Initial Purchaser or any Participating Broker-Dealer, as the case may be, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holders, the Initial Purchasers or any Participating Broker-Dealer, as the case may be, (based upon advice of counsel) determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that the Company shall not be required to take any action hereunder that would, in the written opinion of counsel to the Company, violate applicable laws, and (iii) supplement or make amendments to such Registration Statement (based upon advice of counsel).

                  (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, who so requests, and their respecitve counsel, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and their respective counsel, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, in connection with the offering and sale of the Registrable Notes, or the sale by Participating Broker-Dealers of the Exchange Notes.

                  (h) Prior to any public offering of Registrable Notes or Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement or Exchange Notes by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder or any Participating Broker-Dealer, as the case may be, reasonably request; PROVIDED, HOWEVER, that where Exchange Notes or Registrable Notes are offered other than through an underwritten offering, the Company agrees to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
         Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Exchange Notes or Registrable Notes covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the selling Holders may request at least two Business Days prior to any sale of such Registrable Notes or Exchange Notes.

                  (j) Use commercially reasonable efforts to cause the Registrable Notes or Exchange Notes covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Notes or Exchange Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(iv) or 5(c)(v) hereof, as promptly as practicable prepare and (subject to Section 5(a) and the penultimate paragraph of this Section 5) file with the Commission, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

                  (m) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold or each such Participating Broker-Dealer, as the case may be, and any attorney, accountant or other agent retained by any such selling Holder or any such Participating Broker-Dealer (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will not disclose any records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or
         (iv) the information in such Records has been made generally available to the public; PROVIDED, HOWEVER, that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

                  (n) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes or Exchange Notes, as applicable, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

                  (o) Comply with all applicable rules and regulations of the Commission and make generally available to the Company's securityholders earnings statements satisfying the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes or Exchange Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (p) Upon consummation of the Exchange Offer or a Private Exchange, use commercially reasonable efforts to obtain, at the request of the Holders of the majority of the Notes, any Initial Purchaser or their respective counsel, an opinion of counsel to the Company, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, subject to customary exceptions and qualifications.

                  (q) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

                  (r) Cooperate with each seller of Registrable Notes covered by any Registration Statement and their counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (s) Use commercially reasonable efforts to take all other steps necessary or advisable to effect the registration of the Exchange Notes and/or Registrable Notes covered by a Registration Statement contemplated hereby.

         The Company may require each seller of Registrable Notes or Exchange Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Registrable Notes or Exchange Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes or Exchange Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make any information previously furnished to the Company by such seller not materially misleading.

         If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Registrable Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the

Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

         The Initial Purchasers each agree and each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes that, upon actual receipt of any notice from the Company
(x) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(iv), or 5(c)(v) hereof, or (y) that the Board of Directors of the Company (the "BOARD OF DIRECTORS") has resolved that the Company has a BONA FIDE business purpose for doing so, then the Company may delay the filing or the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement or the Shelf Registration for a period (a "DELAY PERIOD") expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 5(k) hereof or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), (A) the date on which such business purpose ceases to interfere with the Company's obligations to file or maintain the effectiveness of any such Registration Statement pursuant to this Agreement or (B) 90 days after the Company notifies the Holders of such good faith determination. There shall not be more than 120 days of Delay Periods during any 12-month period. Each of the Effectiveness Period and the Applicable Period, if applicable, shall be extended by the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Company to pay Additional Interest in connection with the Exchange Offer under the circumstances set forth in Section 4 hereof.

         In the event of any Delay Period pursuant to clause (y) of the preceding paragraph, notice shall be given as soon as practicable after the Board of Directors makes such a determination of the need for a Delay Period and shall state, to the extent practicable, an estimate of the duration of such Delay Period and shall advise the recipient thereof of the agreement of such Holder provided in the next succeeding sentence. Each of the Initial Purchasers and each Holder, by his acceptance of any Registrable Note, agrees that during any Delay Period, each Holder will discontinue disposition of such Notes or Exchange Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be.

6. REGISTRATION EXPENSES

         All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not the Exchange Offer Registration Statement or the Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of an Exchange Offer, or (y) as provided in Section 5(h) hereof, in the case of a Shelf Registration or in the case of Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or in respect of Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and up to $10,000 of reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereof), (v) Securities Act liability insurance, if the Company desires such insurance, (vi) fees and expenses of all other Persons retained by the Company, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (x) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

7. INDEMNIFICATION

         (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Notes, each Initial Purchaser and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each such Person and the agents, employees, officers and directors of any such controlling Person (each, a "PARTICIPANT") from and against any and all losses and liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (each, individually, a "LOSS" and, collectively, the "LOSSES") to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect of thereof) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of a Prospectus, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Participant furnished in writing to the Company by or on behalf of such Participant expressly for use therein; PROVIDED FURTHER, that with respect to any such untrue statement or omission made in any preliminary prospectus, the indemnity contained in this Section 7(a) (to the extent and only to the extent that such losses, claims, damages or liabilities resulted from the untrue statement or omission described in clause
(B) below) shall not inure to the benefit of any Participant if it shall be established that both (A) a copy of the Prospectus was not sent or given by such Participant to the Person asserting any such losses, claims, damages or liabilities at or prior to the delivery of the Registrable Notes or Exchange Notes, as the case may be, to such Person, and (B) the untrue statement or omission in the preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 5 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

         (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling Person from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to such Participant furnished in writing to the Company by such Participant to the Company expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         (c) Promptly after receipt by an indemnified Person under subsection 7(a) or 7(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "ACTION"), such indemnified Person (the "INDEMNIFIED PERSON") shall, if a claim in respect thereof is to be made against any indemnifying Persons under either such subsection, notify each party against whom indemnification is to be sought (the "INDEMNIFYING Persons") in writing of the commencement of such action (but the failure so to notify any Indemnifying Person shall not relieve such Indemnifying Person from any liability that it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any Indemnified Person, and it notifies an Indemnifying Person of the commencement of such action, the Indemnifying Person will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense of such action with counsel satisfactory to such Indemnified Person. Notwithstanding the foregoing, the Indemnified Person or Persons shall have the right to employ their own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person or Persons unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Persons in connection with the defense of such action, (ii) the Indemnifying Persons shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or
(iii) the named parties to such action (including any impleaded parties) include such Indemnified Person and the Indemnifying Persons (or such Indemnifying Persons have assumed the defense of such action), and such Indemnified Person or Persons shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the Indemnifying Persons (in which case the Indemnifying Persons shall not have the right to direct the defense of such action on behalf of the Indemnified Person or Persons), in any of which events such reasonable fees and expenses of counsel shall be borne by the Indemnifying Persons. In no event shall the Indemnifying Persons be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all Indemnified Persons in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An Indemnifying Person shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this
Section 7, then the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person at least 30 days prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 7 is for any reason held to be unavailable from the Indemnifying Person, or is insufficient to hold harmless an Indemnified Person under this Section 7, each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such aggregate Losses of the nature contemplated by such indemnification provision (but after deducting in the case of Losses suffered by the Indemnifying Person, any contribution received by the Indemnifying Person from Persons other than the Indemnified Person who may also be liable for contribution, including Persons who control the Indemnified Person within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to which the any Indemnified Person may be subject in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person or Persons, on the one hand, and Indemnified Person or Persons, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the Indemnifying Person not having received notice as provided in paragraph (c) and having been prejudiced in any material respect by the absence of such notice, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Indemnifying Person or Persons, on the one hand, and Indemnified Person or Persons, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and such Participant, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Notes (net of discounts and commissions but before deducting expenses) received by the Company, and (y) the total net profit received by such Participant in connection with the sale of the Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Participant or such other Indemnified Person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

         (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under this
Section 7 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

8. RULES 144 AND 144A

         The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Notes, without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

9. UNDERWRITTEN REGISTRATIONS

         This Agreement does not contemplate that any of the Registrable Notes covered by any Shelf Registration will be sold in an underwritten offering. In the event that the Holders of a majority of the outstanding Registrable Notes or any Initial Purchaser request that the Company permit such a distribution, such Holders or Initial Purchaser may propose an investment banker or investment bankers and manager or managers to manage such offering. If the Company elects to permit an underwritten distribution, it will use commercially reasonable efforts to accommodate such proposed choice of underwriters and/or managers.

         No Holder of Registrable Notes may participate in any underwritten registration hereunder if such Holder does not (a) agree to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10. MISCELLANEOUS

         (a) NO INCONSISTENT AGREEMENTS. The Company has not, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Company's other issued and outstanding securities under any such agreements.

         (b) ADJUSTMENTS AFFECTING REGISTRABLE NOTES. The Company shall not, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (I) the Company and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes, (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers and (C) the Initial Purchasers in circumstances that would adversely affect the rights of the Initial Purchasers; PROVIDED, HOWEVER, that Section 7 and this Section 10(c) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by
(i) each Holder, (ii) each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification, supplement or waiver and (iii) the Initial Purchasers, if the Initial Purchasers would be affected by any such amendment, modification, supplement or waiver. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold pursuant to such Registration Statement.

         (d) NOTICES. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

                  (i) if to a Holder of the Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture.

                  (ii) if to the Company, at the address as follows:

                              PF.Net Communications, Inc.
                              1625 B Street
                              Washougal, Washington  98671
                              Telephone:  (360) 835-9170
                              Fax number:  (360) 835-4798
                              Attention:  Chief Financial Officer

                              with a copy to:

                              Latham & Watkins
                              885 Third Avenue, Suite 1000
                              New York, New York 10022
                              Attention:  Kirk A. Davenport

                  (iii) if to the Initial Purchasers, at the addresses as follows:

                              UBS Warburg LLC
                              299 Park Avenue
                              New York, New York 10171
                              Telephone: (212) 821-3000
                              Fax number: (212) 821-6136
                              Attention: Leverage Finance Origination

                              Credit Suisse First Boston Corporation
                              Eleven Madison Avenue
                              New York, New York  10010
                              Telephone:  (212) 325-0401
                              Fax number:  (212) 743-1821
                              Attention:  Pamela Guardo

                              with a copy to:

                              UBS Warburg LLC
                              677 Washington Boulevard
                              Stamford, Connecticut  06901
                              Fax number:  (203) 719-3092
                              Attention:  Legal Department

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient's telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

         (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Notes.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) THIRD-PARTY BENEFICIARIES. Holders and beneficial owners of Registrable Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

         (l) ATTORNEYS' FEES. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

         (m) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have executed this Notes Registration Rights Agreement as of the date first written above.

                                  PF.NET COMMUNICATIONS, INC.

                                  By:   /s/ DAVID TAYLOR
                                     ------------------------------------
                                     Name: David L. Taylor
                                     Title: Chief Financial Officer



                                  UBS WARBURG LLC
                                  CREDIT SUISSE FIRST BOSTON
                                    CORPORATION

                                  By:  UBS Warburg LLC


                                  By:  /s/  WARREN M. ECKSTEIN
                                     ------------------------------------
                                     Name: Warren M. Eckstein
                                     Title: Managing Director


                                  By:  /s/  P. WHITRIDGE WILLIAMS
                                     ------------------------------------
                                     Name: P. Whitridge Williams
                                     Title: Director Leveraged Finance